                                                               EXHIBIT 99(a)(3)
                              SCPIE Holdings Inc.

                         Notice Of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of Common Stock, par value $0.0001 per share (the "Shares"), of SCPIE Holdings Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer set forth in the Offer to Purchase dated October 14, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

  This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   ChaseMellon Shareholder Services, L.L.C.

      By Hand Delivery:              By Overnight Delivery:                  By Mail:
   120 Broadway, 13th Floor            85 Challenger Road                 P.O. Box 3301
   New York, New York 10271             Mail Drop--Reorg                South Hackensack,
  Attn: Reorganization Dept.   Ridgefield Park, New Jersey 07660         New Jersey 07606
                                   Attn: Reorganization Dept.       Attn: Reorganization Dept.

                            Facsimile Transmission:

                                (201) 296-4293
                       (For Eligible Institutions Only)

                  Confirm Receipt of Facsimile by Telephone:

                                (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

  This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase. A tender of Shares pursuant to the Offer will include a tender of the associated preferred stock purchase rights issued pursuant to the Rights Agreement dated as of May 13, 1997, as amended as of October 19, 1998 and August 4, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

                                   ODD LOTS

  To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Shares. The undersigned either (check one box):

  [_]is the beneficial or record owner of an aggregate of fewer than 100
     Shares, all of which are being tendered; or

  [_]is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

  In addition, the undersigned is tendering Shares either (check one box):

  [_]at the Purchase Price (as defined in the Offer to Purchase), as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

  [_]at the price per Share indicated below under "Price (In Dollars) Per
     Share At Which Shares Are Being Tendered."

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF
            NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

 (Stockholders who desire to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered.)

         [_] $34.25    [_] $35.125   [_] $36.00    [_] $36.875
         [_] $34.375   [_] $35.25    [_] $36.125   [_] $37.00
         [_] $34.50    [_] $35.375   [_] $36.25    [_] $37.125
         [_] $34.625   [_] $35.50    [_] $36.375   [_] $37.25
         [_] $34.75    [_] $35.625   [_] $36.50    [_] $37.375
         [_] $34.875   [_] $35.75    [_] $36.625   [_] $37.50
         [_] $35.00    [_] $35.875   [_] $36.75

Signature(s): __________________________________________________________________

Name(s) of Record Holder(s): ___________________________________________________

                              Please Type or Print

Certificates Nos. ______________________________________________________________
(if available):

Address: _______________________________________________________________________

--------------------------------------------------------------------------------
                                                                       Zip Code

Area Code and Telephone No.: ___________________________________________________

If Shares will be delivered by book-entry transfer, provide the following information:

Account Number: ________________________________________________________________

Date: __________________________________________________________________________

                                   GUARANTEE
                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)

  THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS OF THE DATE HEREOF.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _________________________________________________________________

Address: ______________________________________________________________________

-------------------------------------------------------------------------------
                                                                      Zip Code

Area Code and Telephone No.: __________________________________________________

                             Authorized Signature

Name: _________________________________________________________________________

                                 Please Print

Title: ________________________________________________________________________

Date: _________________________________________________________________________

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR
    SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.